UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2010, the Board of Directors of TransAct Technologies Incorporated (“TransAct”) designated Christopher Galletta, 32, as its principal accounting officer.  Mr. Galletta has served as TransAct’s Corporate Controller since October 15, 2007 and prior to that he served as TransAct’s Assistant Corporate Controller from when he joined TransAct in June 2005.  Between September 2000 and April 2005, Mr. Galletta was employed by PricewaterhouseCoopers LLP, an independent public accounting firm, most recently as a senior associate in the technology audit practice, during which time Mr. Galletta managed the audits of both public and private corporations in the software, manufacturing and biotechnology sectors.

Prior to the designation of Mr. Galletta, the responsibilities of principal accounting officer were performed by Steven A. DeMartino, TransAct’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary.  Mr. DeMartino continues to serve as TransAct’s Chief Financial Officer and principal financial officer.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: March 4, 2010

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